UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
July 28, 2023
Johnson & Johnson
(Exact name of registrant as specified in its charter)

New Jersey	1-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices)
(Zip Code)
Registrant's telephone number, including area code:
732-524-0400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	JNJ	New York Stock Exchange
0.650% Notes Due May 2024	JNJ24C	New York Stock Exchange
5.50% Notes Due November 2024	JNJ24BP	New York Stock Exchange
1.150% Notes Due November 2028	JNJ28	New York Stock Exchange
1.650% Notes Due May 2035	JNJ35	New York Stock Exchange

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
On July 28, 2023, Johnson & Johnson sent a notice (the “Blackout Notice”) to its directors and executive officers informing them that, in connection with Johnson & Johnson’s offer (the “Offer”) to exchange 1,533,830,450 shares of common stock of Kenvue Inc. that it owns for outstanding shares of common stock of Johnson & Johnson (“Johnson & Johnson Shares”), a blackout period may be imposed, during which they will be subject to certain trading restrictions with respect to Johnson & Johnson Shares. The blackout period will be imposed if fifty percent or more of the participants or beneficiaries in the Johnson & Johnson Savings Plan, Johnson & Johnson Retirement Savings Plan and any other “individual account plan”, as defined in Regulation BTR (collectively, the “Plans”) direct the trustee for the applicable Plan (or its designated agent) to exchange some or all of the Johnson & Johnson Shares held in the Johnson & Johnson Stock Fund (through which participants may invest a portion of their Plan account balance in Johnson & Johnson Shares) attributable to their Plan accounts. The reason for the potential blackout period is that participants in the Plans who tender their Johnson & Johnson Shares will be unable, during a short period of time, to exchange or withdraw their account balances in the Johnson & Johnson Stock Fund or take certain other actions.
Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the Securities and Exchange Commission, generally impose certain restrictions on trading in company securities by directors and executive officers in the event that fifty percent or more of an issuer’s plan participants are so restricted. During the blackout (if it occurs), subject to certain limited exemptions, directors and executive officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Johnson & Johnson Shares or derivative securities with respect to Johnson & Johnson Shares acquired in connection with their service or employment as a director or executive officer of Johnson & Johnson, except that directors and executive officers will have the opportunity to exchange Johnson & Johnson Shares in the Offer. The blackout for the Johnson & Johnson Stock Fund (if it occurs) is expected to begin on August 15, 2023 at 4:00 p.m. Eastern Time and to continue through the week of August 28, 2023 (assuming no extension of the Offer).
During the blackout and for up to two years following the ending date of the blackout, shareholders or other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout. Any inquiries regarding the blackout may be directed to:
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933
Attention: Corporate Secretary
Telephone Number: (732) 524-0400
A copy of the Blackout Notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description of Exhibit

99.1	Blackout Notice, dated July 28, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)

Date:	July 28, 2023	By:	/s/ Marc Larkins

Marc Larkins Corporate Secretary